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                                                                       Exhibit 4

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                                   SALOMON INC

                                       TO

                                 CITIBANK, N.A.
                                             Trustee


                          EIGHTH SUPPLEMENTAL INDENTURE
                             Dated as of May 8, 1996


             Supplemental to Indenture dated as of December 1, 1988


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            This Eighth Supplemental Indenture (the "Supplemental Indenture") is
made and entered into as of May 8, 1996 between Salomon Inc, a Delaware corporation (the "Company"), and Citibank, N.A., a national banking association (the "Trustee"), as Trustee under the Indenture dated as of December 1, 1988, as amended by the First Supplemental Indenture dated September 7, 1990, the Second Supplemental Indenture thereto dated June 12, 1991, the Third Supplemental Indenture thereto dated July 1, 1992, the Fourth Supplemental Indenture thereto dated October 29, 1992, the Fifth Supplemental Indenture thereto dated December 14, 1993, the Sixth Supplemental Indenture thereto dated December 29, 1994 and the Seventh Supplemental Indenture thereto dated February 1, 1996 between the Company and the Trustee (as amended to the date hereof, the "Indenture").

            WHEREAS, the parties hereto previously entered into the Indenture to provide for the issuance and sale by the Company from time to time of its Senior Debt Securities (the "Debt Securities");

            WHEREAS, Sections 1101(2), (5) and (6) of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, without the consent of any holder of Debt Securities, (a) to add to the covenants of the Company, for the benefit of all or any series of Debt Securities and the Coupons, if any, pertaining thereto (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), (b) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security or Coupon (as such terms are defined in the Indenture) of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply and (c) to establish the form or terms of Debt Securities and Coupons, if any, of any series as permitted by Section 201 and 301 of the Indenture.

            WHEREAS the Company has duly authorized the creation of a series of its Debt Securities denominated its "7 5/8% Exchangeable Notes Due May 15, 1999" representing up to 9,796,303 of its "Debt Exchangeable for Common Stock (SM)" (such Debt Securities being referred to herein as the "DECS (SM)"), the principal amount of which is mandatorily exchangeable at Maturity into shares of Common Stock, par value $.01 per share (the "FSA Holdings Common Stock"), of Financial Security Assurance Holdings Ltd., a New York corporation ("FSA Holdings"), or, at the option of the Company under certain circumstances, cash, in either case at the Exchange Rate (as defined herein); and

            WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

            WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the DECS,

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when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

            NOW, THEREFORE:

            For and in consideration of the premises and purchase of the Debt Securities of any series issued hereunder by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities of any such series, as follows:

                                    ARTICLE I

                    Certain Provisions of General Application

            SECTION 1.01.  Definitions.

            For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            the terms defined in this Article have the meanings assigned to them in this Article;

            the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

            capitalized terms used but not defined herein are used as they are defined in the Indenture.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

            "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

            "DECS" has the meaning set forth in the recitals to this Supplemental Indenture.

            "Dilution Event" has the meaning set forth in Section 2.05(a)(ii).



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             "Exchange Rate" means a rate equal to, (a) if the Maturity Price per share of FSA Holdings Common Stock is greater than or equal to $32.48 (the "Threshold Appreciation Price"), 0.8197 shares of FSA Holdings Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fractional share of FSA Holdings Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of FSA Holdings Common Stock per DECS; provided, however, that the Exchange Rate is subject to adjustment from time to time pursuant to Section 2.04(a).

            "Extraordinary Cash Dividend" has the meaning set forth in paragraph
(a)(vi) of Section 2.04(a).

            "FSA Holdings Common Stock" has the meaning set forth in the recitals to this Supplemental Indenture.

            "Initial Price" means $26.625 per share of FSA Holdings Common
Stock.

            "Maturity Price" means the average Closing Price per share of FSA Holdings Common Stock on the 20 Trading Days immediately prior to, but not including, the date of Maturity; provided, however, that if there are not 20 Trading Days for the FSA Holdings Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Maturity Price means the market value per share of FSA Holdings Common Stock as of Maturity as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

            "NYSE" means the New York Stock Exchange, Inc.

            "Reorganization Event" has the meaning set forth in Section 2.04(b).

            "Share Components" means the numbers of shares of FSA Holdings Common Stock per DECS specified in clauses (a) and (c) of the definition of "Exchange Rate" set forth in this Article.

            "Threshold Appreciation Price" has the meaning specified in the definition of "Exchange Rate" set forth in this Article.

            "Trading Day" means a day on which the security the Closing Price of which is being determined (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

            "Transaction Value" means (a) for any cash received in any

Reorganization Event, the amount of cash received per share of FSA Holdings Common Stock, (b) for any property other than cash or securities received in any Reorganization Event, an amount equal to the market value at Maturity of such property received per share of FSA Holdings


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Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (c) for any securities received in any Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity multiplied by the number of such securities received for each share of FSA Holdings Common Stock; provided, however, that in the case of clause (c), if there are not 20 Trading Days for such securities occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value means the market value per share of such securities as of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company multiplied by the number of such securities received for each share of FSA Holdings Common Stock.

            SECTION 1.02.  Effect of Headings.

            The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

            SECTION 1.03.  Successors and Assigns.

            All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 1.04.  Separability.

            In case any provision in this Supplemental Indenture or the DECS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 1.05.  Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

            SECTION 1.06.  Benefits of Supplemental Indenture.

            Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the DECS any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.





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            SECTION 1.07. Application of Supplemental Indenture.

            This Supplemental Indenture shall take effect on the date hereof, and shall apply only to the DECS. This Supplemental Indenture shall have no effect on any other Debt Securities, whether originally issued prior to the date hereof or thereafter.

            SECTION 1.08.  Governing Law.

            THIS SUPPLEMENTAL INDENTURE AND THE DECS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH DECS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  ARTICLE II

                                   The DECS

            SECTION 2.01.  Title and Terms.

            There is hereby created under the Indenture a series of Debt Securities known and designated as the "7 5/8% Exchangeable Notes Due May 15, 1999" of the Company to be issued from time to time. The aggregate principal amount of DECS that may be authenticated and delivered under this Indenture is limited to $260,826,567.38, except for DECS authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other DECS pursuant to Section 304, 305, 306, 1106 or 1308 of the Indenture.

            The Stated Maturity for payment of principal of the DECS shall be May 15, 1999 and the DECS shall bear interest at the rate of 7 5/8% per annum, from May 13, 1996 or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (commencing August 15, 1996), to the persons in whose names the DECS (or any predecessor securities) are registered at the close of business on the last day of the calendar month immediately preceding such interest payment date, until principal thereof is paid or made available for payment.

            The DECS shall be issuable in denominations of $26.625 and any integral multiple thereof.

            The DECS shall not be issued as Discount Securities.

            The DECS shall be initially issued in the form of a Global Security and the Depositary for the DECS shall be the Depository Trust Company, New York, New York.
            The DECS shall be issuable as Registered Securities only, without coupons.


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            The Company shall not be obligated to pay any additional amount on the DECS in respect of taxes, except as otherwise provided in Sections 2.06 and 3.02.

            The form of DECS attached hereto as Exhibit A is hereby adopted, pursuant to Section 1101(6) of the Indenture, as a form of Debt Securities of a series that consists of DECS.

            The DECS shall be mandatorily exchangeable as provided in Section 2.02.

            SECTION 2.02.  Exchange at Maturity.

            Subject to Section 2.04(b), at Maturity the principal amount of each DECS shall be mandatorily exchanged by the Company into a number of shares of FSA Holdings Common Stock at the Exchange Rate; provided, however, that, pursuant to Section 2.03, no fractional shares of FSA Holdings Common Stock shall be issued. The Holders of the DECS shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. The Company may, at its option, in lieu of delivering shares of FSA Holdings Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the product of the number of shares of FSA Holdings Common Stock otherwise deliverable on the date of Maturity multiplied by the Maturity Price; provided, however, that if such option is exercised, the Company shall deliver cash with respect to all, but not less than all, of the shares of FSA Holdings Common Stock that would otherwise be deliverable, except to those Holders with respect to whom the Company has determined delivery of cash may violate applicable state law and to whom it will deliver shares of FSA Holdings Common Stock as provided herein. In determining the amount of cash deliverable in exchange for the DECS in lieu of shares of FSA Holdings Common Stock pursuant to the prior sentence hereof, if more than one DECS shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.


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            SECTION 2.03.  No Fractional Shares.

            If more than one DECS shall be surrendered for exchange pursuant to
Section 2.02 at one time by the same Holder, the number of full shares of FSA

Holdings Common Stock which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS surrendered. No fractional shares or scrip representing fractional shares of FSA Holdings Common Stock shall be issued or delivered upon any exchange pursuant to Section 2.02 of any DECS. In lieu of any fractional share of FSA Holdings Common Stock which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon such exchange of any DECS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of FSA Holdings Common Stock deliverable upon such exchange, and the Company shall retain such fractional shares of FSA Holdings Common Stock.

            SECTION 2.04.  Adjustment of Exchange Rate.

            (a) Adjustment for Distributions, Reclassifications, etc. The Exchange Rate shall be subject to adjustment from time to time as follows:

                 (i)  If FSA Holdings shall:

                  (A) pay a dividend or make a distribution, in either case, with respect to the FSA Holdings Common Stock in shares of such stock;

                  (B) subdivide or split the outstanding shares of FSA Holdings
            Common Stock into a greater number of shares;

                  (C) combine the outstanding shares of FSA Holdings Common
            Stock into a smaller number of shares; or

                  (D) issue by reclassification (other than a reclassification upon a Reorganization Event, as defined in paragraph (b) of this Section) of shares of FSA Holdings Common Stock any shares of common stock of FSA Holdings;

      then, in any such event, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a Holder of any DECS shall be entitled to receive, upon mandatory exchange pursuant to Section 2.02 of the principal amount of such DECS at Maturity pursuant to either Share Component of the Exchange Rate, the number of shares of FSA Holdings Common Stock (or, in the case of a reclassification referred to in clause (D) of this sentence, the number of shares of other common stock of FSA Holdings issued pursuant thereto) which such Holder of such DECS would have owned or been entitled to receive immediately following such event had such DECS been exchanged pursuant


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      to either Share Component of the Exchange Rate immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of Holders of FSA Holdings Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

                (ii) If FSA Holdings shall, after the date hereof, issue rights or warrants to all holders of FSA Holdings Common Stock entitling them to subscribe for or purchase shares of FSA Holdings Common Stock (other than rights to purchase FSA Holdings Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of FSA Holdings Common Stock (determined for purposes of this paragraph (a)(ii) as the average Closing Price per share of FSA Holdings Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; provided, however, that if there are not 20 Trading Days for the FSA Holdings Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, such current market price shall be determined as the market value per share of FSA Holdings Common Stock as of such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company), then in each case the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of FSA Holdings Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of FSA Holdings Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of FSA Holdings Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of FSA Holdings Common Stock which the aggregate offering price of the total number of shares of FSA Holdings Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated as the average Closing Price per share of FSA Holdings Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; provided, however, that if there are not 20 Trading Days for the FSA Holdings Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, such current market price shall be determined as the market value per share of such FSA Holdings Common Stock as of such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of



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      FSA Holdings Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of FSA Holdings Common Stock actually delivered. Each such adjustment shall be made successively.

                (iii) If FSA Holdings shall pay a dividend or make a distribution to all holders of FSA Holdings Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in clause (A) of paragraph (a)(i) of this Section, any shares of common stock issued pursuant to a reclassification referred to in clause (D) of paragraph (a)(i) of this Section above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash Dividends) or shall issue to all holders of FSA Holdings Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in paragraph (a)(ii) of this Section), then in each such case, the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the FSA Holdings Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this paragraph (a)(iii) as the average Closing Price per share of FSA Holdings Common Stock on the 20 Trading Days immediately prior to such record date; provided, however, that if there are not 20 Trading Days for the FSA Holdings Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such record date, such current market price shall be determined as the market value per share of such FSA Holdings Common Stock as of such record date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company), and of which the denominator shall be such current market price per share of FSA Holdings Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of FSA Holdings Common Stock. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

                (iv) Any shares of FSA Holdings Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of FSA Holdings Common Stock under paragraph (a)(ii) of this Section.

                (v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of FSA Holdings Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent


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      therein; provided, however, that any adjustments which by reason of this paragraph (a)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to paragraphs (a)(i),
      (a)(ii) or (a)(iii) of this Section, an adjustment shall also be made to the Maturity Price solely to determine which of clauses (a), (b) or (c) of the definition of Exchange Rate set forth in Section 1.01 will apply upon an exchange at Maturity pursuant to Section 2.02. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the number or fraction determined under paragraphs
      (a)(i), (a)(ii) or (a)(iii) of this Section by which the then existing Exchange Rate was multiplied to adjust such rate. In the case of the reclassification of any shares of FSA Holdings Common Stock into any shares of common stock of FSA Holdings other than FSA Holdings Common Stock, such shares of common stock shall be deemed shares of FSA Holdings Common Stock solely to determine the Maturity Price and to apply the Exchange Rate at Maturity. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively. This paragraph (a)(v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs (a), (b) and (c) of the definition of Exchange Rate set forth in Section 1.01.

                (vi) For purposes of the foregoing, the term "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to FSA Holdings Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the FSA Holdings Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the FSA Holdings Common Stock over such 365-day period, and for purposes of applying the formula set forth in clause (iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this paragraph (a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this paragraph (a).


            (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of FSA Holdings, or any surviving entity or subsequent surviving entity of FSA Holdings (an "FSA Holdings Successor"), with or into another entity (other than a merger or consolidation in which FSA Holdings is the continuing corporation and in which the FSA Holdings Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of FSA Holdings or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of FSA Holdings, or any FSA Holdings Successor, as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of FSA Holdings or any FSA Holdings Successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of FSA Holdings or any FSA Holdings Successor (any such event, a "Reorganization Event"), each Holder of DECS will receive at Maturity, in lieu of shares of FSA Holdings Common Stock, as required by Section 2.02, cash in an amount equal to
(a) if the Transaction Value is greater than or equal to the Threshold Appreciation Price, $32.48, multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. Notwithstanding the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (b) or (c) of the definition of Transaction Value set forth in Section 1.01, as applicable. If the Company elects to deliver securities or other property, Holders of DECS will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such securities or other property. The kind and amount of securities into which the DECS shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) of this Section following the date of consummation of such transaction.

            SECTION 2.05.  Notice of Adjustments and Certain Other Events.

            (a) Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

                (i) forthwith compute the adjusted Exchange Rate in accordance with Section 2.04 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

                (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to Section 2.04(a) (each, a "Dilution Event") or a Reorganization Event that permits or requires a change in the consideration to be received by

      Holders pursuant to Section 2.04(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the outstanding DECS of the occurrence of such Dilution Event or Reorganization Event including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per DECS, provided, that, in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to Section 2.04(a)(v) in order to determine which clause of the definition of the Exchange Rate will apply at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.

            (b) In case at any time while any of the DECS are outstanding the Company receives notice that:

                (i) FSA Holdings shall declare a dividend (or any other distribution) on or in respect of the FSA Holdings Common Stock to which
      Section 2.04(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by FSA Holdings that do not constitute Extraordinary Cash Dividends);

                (ii) FSA Holdings shall authorize the issuance to all holders of FSA Holdings Common Stock of rights or warrants to subscribe for or purchase shares of FSA Holdings Common Stock or of any other subscription rights or warrants;

                (iii) there shall occur any conversion or reclassification of FSA Holdings Common Stock (other than a subdivision or combination of outstanding shares of such FSA Holdings Common Stock) or any consolidation, merger or reorganization to which FSA Holdings is a party and for which approval of any stockholders of FSA Holdings is required, or the sale or transfer of all or substantially all of the assets of FSA Holdings; or

                (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of FSA Holdings;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of FSA Holdings Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

            (c) On or prior to four Business Days preceding the Stated Maturity of the DECS, the Company will provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 2.02, FSA Holdings Common Stock or cash (or, in accordance with
Section 2.04(b), cash or any other property or securities) upon the mandatory exchange of the principal amount of the DECS; provided, however, in the event the Company intends to deliver cash, the Company shall have the right to require certification as to the domicile and residency of each beneficial holder of DECS, as a condition to delivery of such cash.

            SECTION 2.06.  Taxes.

            (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of FSA Holdings Common Stock pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of FSA Holdings Common Stock in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

            (b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:

                (i) to treat, for U.S. federal income tax purposes, each DECS as a unit (the "unit characterization") consisting of (A) a debt obligation (the "Exchange Note") with a fixed principal amount and issue price equal to the principal amount of the DECS, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (B) a purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange Note to purchase, at Maturity, the FSA Holdings Common Stock to which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such FSA Holdings Common Stock), which treatment will require, among other things, the Holder to include in income as interest, in accordance with its method of accounting, payments made with respect to the DECS that are denominated as interest;

                (ii) in the case of an initial purchase, to allocate the entire purchase price of a DECS to the Exchange Note and to allocate no part thereof to the Purchase Contract; and

                (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization (unless required otherwise by an applicable taxing authority).

                                 ARTICLE III

                                  Covenants

            SECTION 3.01.  Shares Free and Clear.

            With respect to the DECS only and for the benefit of only the Holders thereof, the Company covenants and warrants that upon exchange of a DECS at Maturity pursuant to the Indenture and this Supplemental Indenture, the Holder of a DECS shall receive all rights held by the Company in the FSA Holdings Common Stock for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any FSA Holdings Common Stock by the prior owner thereof, prior to the time such FSA Holdings Common Stock was acquired by the Company. Except as provided in Section 2.06(a), the Company will pay all taxes and charges with respect to the delivery of FSA Holdings Common Stock delivered in exchange for DECS hereunder. In addition, the Company further warrants that any FSA Holdings Common Stock so delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of FSA Holdings).

            Section 3.02.  Discharge of Indenture.

            With respect to the DECS only and for the benefit of only the Holders thereof, the Company surrenders all rights and powers conferred on it by subclause (B) of clause (1) of Section 401 of the Indenture.


                                  ARTICLE IV

                                Miscellaneous

            SECTION 4.01.  Confirmation of Indenture.

            The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

            SECTION 4.02.  Concerning the Trustee.

            The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. The Trustee has no responsibility for the correctness of the statements of fact herein contained, which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                              -------------------

            This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            In WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                    SALOMON INC


                                    By: /s/ William J. Jennings
                                       -------------------------------
                                    Name: William J. Jennings
                                    Title: Senior Vice President



Attest: /s/ Mary Allocco
       --------------------------
Name: Mary Allocco
Title: Assistant Secretary



                                    CITIBANK, N.A., as Trustee


                                    By: /s/ P. DeFelice
                                       -------------------------------
                                    Name: P. DeFelice
                                    Title: Vice President



Attest:  /s/ Carol Ng
       ----------------------
Name: Carol Ng
Title: Vice President

STATE OF NEW YORK       )
                        )     SS.:
COUNTY OF NEW YORK      )

            On the 8th day of May, 1996, before me personally came William J. Jennings, to me known, who, being by me duly sworn, did depose and say that she/he is the Senior V.P. of SALOMON INC, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                     /s/  Kathleen Burns
                                     -----------------------------------
                                                 Notary Public

SEAL








STATE OF NEW YORK       )
                        )     SS.:
COUNTY OF NEW YORK      )

            On the 9th day of May, 1996, before me personally came P. DeFelice, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                    /s/ Jeffry Berger
                                     -----------------------------------
                                                 Notary Public

SEAL

                                                                     EXHIBIT A



            This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



NO._________________                                       CUSIP NO.  __________

                              Form of Face of DECS

                                   SALOMON INC

                              __________ DECS (SM)
                    (Debt Exchangeable for Common Stock (SM))

                    7 5/8% Exchangeable Note Due May 15, 1999

                 (Subject to Exchange at Maturity into Shares of
                     Common Stock, Par Value $.01 Per Share,
                 of Financial Security Assurance Holdings Ltd.)

            Salomon Inc, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ____________ DOLLARS (or $26.625 for each Debt Exchangeable for Common Stock (each, a "DECS") represented by this note) on May 15, 1999 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from May 13, 1996, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing August 15, 1996, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the last day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), provided that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, as the case may be, and may be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed and not deemed impracticable by the Trustee, and upon such notice as may be required by such exchange. At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of common stock, par value $.01 per share (the "FSA Holdings Common Stock"), of Financial Security Assurance Holdings Ltd. ("FSA Holdings") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $32.48 (the "Threshold Appreciation Price"), 0.8197 shares of FSA Holdings Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $26.625 (the "Initial Price"), a fractional share of FSA Holdings Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of FSA Holdings Common Stock per DECS. ACCORDINGLY, THE VALUE OF THE FSA HOLDINGS COMMON STOCK TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT THAT MAY BE RECEIVED IN LIEU OF SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE

PRINCIPAL AMOUNT OF SUCH DECS. Any shares of FSA Holdings Common Stock delivered by the Company to the Holders of the DECS that are not affiliated with FSA

Holdings shall be free of any transfer restrictions and the holders of DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of FSA Holdings Common Stock will be issued at Maturity as provided in the Indenture. The Company may at its option, in lieu of delivering shares of FSA Holdings Common Stock, deliver cash in an amount equal to the value of such number of shares of FSA Holdings Common Stock at the Maturity Price as provided in the Indenture; provided, however, that if such option is exercised, the Company shall deliver cash with respect to all, but not less than all, of the shares of FSA Holdings Common Stock that would otherwise be deliverable, except to those Holders with respect to whom the Company has determined delivery of cash may violate applicable state law and to whom it will deliver shares of FSA Holdings Common Stock as provided in the Indenture. Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and (ii) in the case of certain reorganization events, the property received by Holders of DECS at Maturity will be cash or other property, as provided in the Indenture.

            The "Maturity Price" is defined as the average Closing Price per share of FSA Holdings Common Stock on the 20 Trading Days immediately prior to (but not including) the date of Maturity or, under certain circumstances, the market value per share of FSA Holdings Common Stock as of the date of Maturity as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

            Interest on this DECS will be payable, and delivery of FSA Holdings Common Stock (or, at the Company's option, cash in an amount equal to the value of such FSA Holdings Common Stock) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver FSA Holdings Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the DECS.

            ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

            In WITNESS WHEREOF, Salomon Inc has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    SALOMON INC


                                    By:______________________
                                    Name:
                                    Title:
Attest:
Name:


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

                                    CITIBANK, N.A., as Trustee,


                                    By: ____________________________
                                         Authorized Officer

                           Form of Reverse of DECS

                                 SALOMON INC

                  7 5/8% Exchangeable Note due May 15, 1999

               (Subject to Exchange at Maturity into Shares of
                   Common Stock, Par Value $.01 Per Share,
                of Financial Security Assurance Holdings Ltd.)

            This DECS is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $260,826,567.38, all such Debt Securities issued and to be issued under an indenture dated as of December 1, 1988, as supplemented by the First Supplemental Indenture dated September 7, 1990, the Second Supplemental Indenture thereto dated June 12, 1991, the Third Supplemental Indenture thereto dated July 1, 1992, the Fourth Supplemental Indenture thereto dated October 29, 1992, the Fifth Supplemental Indenture thereto dated December 14, 1993, the Sixth Supplemental Indenture thereto dated December 29, 1994, the Seventh Supplemental Indenture thereto dated February 1, 1996, and the Eighth Supplemental Indenture thereto dated May 8, 1996 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated Citibank, N.A. as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Debt Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Debt Securities and of the Company, and the terms upon which the Debt Securities are and are to be authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase of analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This DECS is one of a series of the Debt Securities designated as 7 5/8% Exchangeable Notes Due May 15, 1999.

            The DECS may not be redeemed prior to Stated Maturity and are not entitled to the benefit of any sinking fund.

            The provisions contained in the Indenture for defeasance and discharge of the entire principal of all the Debt Securities of any series upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS.

            If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for FSA Holdings Common Stock (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series under the Indenture at anytime by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this DECS.

            No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the register for the DECS, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the DECS duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

            Certain terms used in this DECS which are defined in the Indenture have the meanings set forth therein.

            THIS DECS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -            Custodian
                    --------------------------------
                       (Cust)              (Minor)

Under Uniform Gifts to Minors Act

- --------------------------------
                        (State)

   Additional abbreviations may also be used though not in the above list.

                    -------------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

/ / / / /-/ / / /-/ / / / /
________________________________________________________________________________

________________________________________________________________________________


________________________________________________________________________________
   Please Print or Type Name and Address Including Postal Zip Code of Assignee


________________________________________________________________________________
the within DECS and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________ attorney to transfer said DECS on the books of Salomon Inc with full power of substitution in the premises.

Dated:                                    ______________________________________
                                          Signature

                                          ______________________________________
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as it appears upon the face of
                                          the within DECS in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever.